Exhibit 23

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-06547 on Form S-8 of Farmstead Telephone Group, Inc. of our reports dated February 21, 2001 appearing in this Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
Hartford, Connecticut

March 29, 2001